As filed with the Securities and Exchange Commission on August 31, 2016

Registration No. 333-196365

Registration No. 333-188809

Registration No. 333-176255

Registration No. 333-161771

Registration No. 333-144885

Registration No. 333-116799

Registration No. 333-105398

Registration No. 333-105397

Registration No. 333-103556

Registration No. 333-65332

Registration No. 333-59433

Registration No. 033-56711

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-196365

Form S-8 Registration Statement No. 333-188809

Form S-8 Registration Statement No. 333-176255

Form S-8 Registration Statement No. 333-161771

Form S-8 Registration Statement No. 333-144885

Form S-8 Registration Statement No. 333-116799

Form S-8 Registration Statement No. 333-105398

Form S-8 Registration Statement No. 333-105397

Form S-8 Registration Statement No. 333-103556

Form S-8 Registration Statement No. 333-65332

Form S-8 Registration Statement No. 333-59433

Form S-8 Registration Statement No. 033-56711

UNDER

THE SECURITIES ACT OF 1933

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	58-1563799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Abernathy Road, Suite 1200, Atlanta, GA

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

Axiall Corporation 401(K) Retirement Savings Plan

Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan

Georgia Gulf Corporation 2009 Equity and Performance Incentive Plan

Georgia Gulf Corporation Second Amended and Restated 2002 Equity and Performance Incentive Plan

Georgia Gulf Corporation Amended and Restated 2002 Equity and Performance Incentive Plan

Georgia Gulf Corporation Savings and Capital Growth Plan, as amended in 2003

Georgia Gulf Corporation Hourly Employees Retirement Savings Plan, as amended in 2003

Georgia Gulf Corporation 2002 Equity and Performance Incentive Plan

Aberdeen Hourly Savings & Investment Plan

Georgia Gulf Corporation 1998 Equity and Performance Incentive Plan

Georgia Gulf Corporation 1995 Employee Stock Purchase Plan

(Full title of the plan)

L. Benjamin Ederington

General Counsel and Secretary

1000 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

(Name and address of agent for service)

(770) 395 – 4500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (each, a “Post-Effective Amendment” and, collectively, the “Post Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by Axiall Corporation, a Delaware corporation formerly known as Georgia Gulf Corporation (“Axiall”), with the Securities and Exchange Commission:

•	File No. 333-196365 registering 2,232,261 shares of common stock, $0.01 par value per share (“Common Stock”) of Axiall for issuance under the Axiall Corporation 401(k) Retirement Savings Plan;

•	File No. 333-188809 registering 2,054,569 shares of Common Stock for issuance under the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan;

•	File No. 333-176255 registering 1,800,000 shares of Common Stock for issuance under the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan;

•	File No. 333-161771 registering 3,033,000 shares of Common Stock and preferred share purchase rights for issuance under the Georgia Gulf Corporation 2009 Equity and Performance Incentive Plan;

•	File No. 333-144885 registering 2,500,000 shares of Common Stock and preferred share purchase rights for issuance under the Georgia Gulf Corporation Second Amended and Restated 2002 Equity and Performance Incentive Plan;

•	File No. 333-116799 registering 1,000,000 shares of Common Stock and preferred share purchase rights for issuance under the Georgia Gulf Corporation 2002 Amended and Restated Equity and Performance Incentive Plan;

•	File No. 333-105398 registering 2,000,000 shares of Common Stock and preferred share purchase rights for issuance under the Georgia Gulf Corporation Savings and Capital Growth Plan;

•	File No. 333- 105397 registering 500,000 shares of Common Stock and preferred share purchase rights for issuance under the Georgia Gulf Corporation Hourly Employees Retirement Savings Plan;

•	File No. 333- 103556 registering (i) 218,625 shares of Common Stock and (ii) 1,281,375 shares of preferred share purchase rights for issuance under the Georgia Gulf Corporation 2002 Equity and Performance Incentive Plan;

•	File No. 333- 65332 registering 500,000 shares of Common Stock and preferred share purchase rights for issuance under the Aberdeen Hourly Savings & Investment Plan;

•	File No. 333- 59433 registering 2,000,000 shares of Common Stock for issuance under the Georgia Gulf Corporation 1998 Equity and Performance Incentive Plan; and

•	File No. 033-56711 registering 250,000 shares of Common Stock for issuance under the Georgia Gulf Corporation 1995 Employee Stock Purchase Plan.

The Post-Effective Amendments are being filed to deregister all of the shares of Common Stock previously registered under the above Registration Statements on Form S-8 and remaining available thereunder.

On June 10, 2016, Axiall, Westlake Chemical Corporation, a Delaware corporation (“Westlake”) and Lagoon Merger Sub, Inc., a newly formed Delaware corporation that is a wholly-owned subsidiary of Westlake (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, for the merger of Merger Sub with and into Axiall (the “Merger”), with Axiall surviving the Merger as a wholly-owned subsidiary of Westlake.

On August 31, 2016, pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into Axiall, with Axiall surviving the Merger as a wholly-owned subsidiary of Westlake. At the Effective Time, all outstanding shares of Common Stock (excluding any shares held in treasury by Axiall or owned by Westlake or any of its wholly-owned subsidiaries (which were cancelled) and any shares with respect to which appraisal rights were properly exercised and not withdrawn) were cancelled and converted into the right to receive $33.00 in cash, without interest.

Accordingly, Axiall hereby terminates the effectiveness of the Registration Statements and, by means of the Post-Effective Amendments, Axiall hereby removes from registration any of the securities registered under the Registration Statements that remain unsold under the Registration Statements, if any.

As no securities are being registered herein, the sole purpose of this filing being to terminate and deregister, the disclosure requirements for exhibits under Item 601 of Regulation S-K are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 31, 2016.

AXIALL CORPORATION

By:	/s/ Albert Chao
Name: Albert Chao
Title: President

Note: No other person is required to sign the Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933.